Exhibit 10(l)

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (this "Agreement") made effective as of the 17th day of July, 1998, among X-ceed, Inc. (the "Company"), a Delaware corporation having an executive offices at 488 Madison Avenue, New York, New York 10022, and Scott Mednick ("Executive"), residing at 7927 Mulholland Drive, Los Angeles, California 90046.

                               W I T N E S S E T H

                  WHEREAS, the Company desires to employ Executive on the terms and conditions hereinafter set forth;

                  WHEREAS, Executive desires to accept such employment on the terms and conditions hereinafter set forth; and

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Company and Executive agree as follows:

                  1.       Employment.

                  1.1 Effectiveness of Agreement. This Agreement shall become effective on the date hereof (the "Effective Date").

                  1.2 Employment Period. The Company hereby employs Executive, and Executive hereby accepts employment with the Company with the duties hereinafter set forth, for a period (the "Employment Period") commencing on the Effective Date and ending on the fourth anniversary thereof (subject to extension pursuant to Section 5.1 of this Agreement, the "Expiration Date"), except that Executive may at his option terminate the employment on the second anniversary thereof by written notice to the Company not less than sixty (60) days prior to the second anniversary date.

                  2.       Executive Duties.

                  2.1 Duties. Throughout the Employment Period, Executive shall serve as the Chairman of the Board of Directors ("Chairman") and Chief Strategic Officer of the Company and in those capacities shall perform such strategic services as identifying companies for possible business combinations or other strategic alliances with the Company, advising the President and Chief Executive Officer of the Company and the Board of Directors on the methods and means by which the Company can achieve growth in the interactive sector, identifying customers for the Company and furthering the Company's position within the investment community. Executive


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understands  that his  position  as  Chairman  is  subject  to  approval  by the shareholders of the Company at each and every annual meeting of shareholders during the Employment Period.

                  2.2 Performance. Executive agrees that, during the Employment Period, Executive shall devote substantially all of his time, skills and efforts to the business and affairs of the Company and its wholly owned subsidiaries and its affiliated companies, if any, and to the promotion of their interests. Notwithstanding the preceding sentence, nothing in this Agreement shall preclude Executive from devoting reasonable amounts of time (i) for serving as a director, officer or member of committee of any organization or entity involving no conflict of interest with the Company subject to approval of the Company's Board of Directors, which approval shall not be unreasonably withheld; or (ii) engaging in charitable and community activities; provided, however, that such activities do not interfere with the performance by Executive of his duties hereunder. Executive shall faithfully and diligently discharge his duties hereunder and use his best efforts to implement the policies established by the Board of Directors of the Company (the "Board"). Executive shall during the Employment Period, work exclusively for the Company and shall not work as an employee, agent, sales representative or independent contractor for any other person, firm or entity. The Company hereby acknowledges and agrees that any and all services provided by Executive to the Company will be performed principally in the Los Angeles area during the Employment Period.

                  2.3 Executive hereby acknowledges, covenants and agrees that all intellectual property which Executive may develop, create, write or otherwise produce during the Employment Period specifically for the Company and/or its clients, and which pertain or relate directly to the business of the Company, shall be the property of the Company free and clear of all claims, liens or encumbrances by Executive. The Company acknowledges, covenants and agrees that all intellectual property which Executive may develop, create, write or otherwise produce during the Employment Period in connection with Executive's other activities which do not interfere with the performance by Executive of his duties hereunder and which do not pertain or relate directly to the business of the Company nor compete with the Company, shall be the property of the Executive free and clear of all claims, liens or encumbrances of the Company or any of its affiliates. The covenants set forth herein shall survive the termination of this Agreement.

                  2.4  Reporting.   Executive   shall  report  directly  to  the
President and Chief Executive Officer of the Company and the Board.

                  3.       Compensation and Related Matters.

                  3.1 Signing Bonus. As an inducement to Executive to associate himself with the Company and in recognition of Executive's prior background, experience and talent, Executive shall receive a signing bonus (the "Signing Bonus") in the total amount of $960,000 payable in twelve (12) monthly installments on or before the first day of each month of Executive's employment with the first installment commencing on or before August 1, 1998. Executive's entitlement to the Signing Bonus shall vest and mature upon the execution of this Agreement by Executive and the Company, and such Signing Bonus or any portion thereof shall not be subject to

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forfeiture  of any kind,  regardless  of any  change in  Executive's  employment status with the Company or Executive's performance or breach of this Agreement by either party to this Agreement.

                  3.2 Base Salary. As base compensation for Executive's services hereunder, the Company shall pay Executive a salary at the rate of $350,000 per year (the "Base Salary") during the Employment Period in substantially equal periodic payments in accordance with the Company's compensation practices less appropriate payroll deductions as required by state and federal law. Executive shall be entitled to a minimum ten (10%) percent increase in Base Salary, including prior period increases, at the commencement of the second and third and fourth anniversary during the Employment Period.

                  3.3 Bonus. Executive shall be eligible, subject to the Company's performance, growth and/or profitability and Executive's performance, to a bonus ("Bonus") of $100,000 at the end of the first and second anniversary.

                  3.4 Stock Options.

                  3.4.1 Upon execution of this Agreement by Executive, Executive shall receive stock options in the form agreement annexed hereto as Exhibit A entitling Executive to purchase 1,000,000 shares of the Common Stock of the Company on exercise price equal to $6.00 per share. The options shall expire on the tenth anniversary date from the date of grant.

                  3.4.2 In the event of exercise of more than 500,000 options by Executive, Executive shall not sell, assign or transfer such excess within a 48-month period commencing with the date of execution of this Agreement, unless the price of the Common Stock achieves the following trading prices on a cumulative basis:

                                            NUMBER OF ADDITIONAL SHARES
      STOCK PRICE                       RELEASED FROM TRANSFER RESTRICTIONS
      -----------                       -----------------------------------
           12                                         100,000
           15                                         100,000
           18                                         100,000
           21                                         100,000
           24                                         100,000

Notwithstanding the foregoing restrictions, Executive shall be permitted to transfer all or any portion of the Common Stock received pursuant to the exercise of the options granted pursuant to this Section 3.4 to (a) Executive's spouse or issue, a trust for their benefit or pursuant to any will or testamentary trust, or (b) upon Executive's death, to any person in accordance with the laws of descent and/or testamentary distribution.


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                  3.4.3 The Company  agrees to register with the  Securities and
Exchange Commission the shares of Common Stock underlying the options within twelve (12) months from the date hereof.

                  3.4.4 All of the options granted pursuant to this Section 3.4 may be exercised by way of "cashless exercise" in which event Executive shall tender to the Company a written notice of exercise together with the delivery of an order to a broker to sell such shares of Common Stock having an aggregate fair market value at least equal to the total exercise price of the underlying options, and the Company shall forthwith sell for its account such shares so exercised through a broker selected by the Company and shall thereafter remit to Executive the net proceeds less the exercise price.

                  4.       Benefits.

                  4.1 Benefit Plans. Upon the expiration of Executive's right to participate in the health insurance program of THINK New Ideas, Inc. ("THINK") on July 24, 1999 and during the period Executive elects to continue his health insurance coverage under the health insurance program of THINK under COBRA, the Company shall pay all of Executive's out-of-pocket costs to participate in the health insurance program of THINK under COBRA. Except as set forth previously in this Section 4.1, Executive and his eligible dependents shall participate in all employee benefit plans generally available to the Company's senior management personnel. Nothing contained in this Agreement shall obligate the Company to adopt or implement an employee benefit plan or shall prevent or limit the Company from making any amendments, changes, or modifications of the eligibility requirements or any other provisions of, or terminating, any employee benefit plan at any time (whether during or after the Employment period), and Executive's participation in or entitlement under any such employee benefit plan shall at all times be subject in all respects to any such amendment, termination, change or modification.

                  4.2 Vacations. Subject to the requirements of Executive's position and corporate office, Executive shall be entitled to annual vacations in accordance with the Company's policy in effect from time to time, but in no event less than four (4) weeks per year.

                  4.3 Reimbursement of Expenses. The Company shall reimburse Executive for all proper and reasonable out-of-pocket expenses incurred by him in performing his duties hereunder, subject to Executive's submission of an accounting and receipts as required by the Company and provided their extent and nature are approved in accordance with the policy and procedures of the Company.

                  4.4   Automobile   Allowance.   Executive   shall  receive  an
automobile allowance of $1,300 per month during the term of this Agreement.

                  4.5 Office Space. Employer shall bear the reasonable expense of office space and communication costs for Executive in the Los Angeles metropolitan area and shall provide Executive with an assistant approved by Executive and located in such Los Angeles office.

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Executive shall not bind the Company to any lease  obligation or hire any person without Employer's prior written approval.

                  5.       Expiration of Employment Period and Termination.

                  5.1 Expiration. Executive's employment by the Company shall automatically expire and terminate on the Expiration Date unless sooner terminated by Executive pursuant to Section 1.2 or unless sooner terminated pursuant to the provisions of this Section 5. Notwithstanding the foregoing, no later than six months before the Expiration Date, the Company and Executive shall commence good-faith negotiations for an extension of the Employment Period for an additional period of no less than one year on terms acceptable to both the Company and the Executive. If the Company and Executive agree on the terms and conditions of such an extension, then this Agreement shall be amended to reflect such terms and conditions, and the Expiration Date shall be deemed to be the last day of such extended Employment Period.

                  5.2 Death. Except with respect to the Company's payment obligation for any unpaid portion of the Signing Bonus under Section 3.1 hereof, Executive's employment by the Company and this Agreement shall automatically terminate upon Executive's death.

                  5.3 Disability. Except with respect to the Company's payment obligation for any unpaid portion of the Signing Bonus under Section 3.1 hereof, the Company shall have the right and option, exercisable by giving written notice to Executive, to terminate Executive's employment by the Company and this Agreement at any time after Executive has been unable to perform the services or duties required of Executive in connection with Executive's employment by the Company as a result of physical or mental disability (or disabilities) which has (or have) continued for a period of (180) consecutive days in any 365 day period.

                  5.4 For Cause. Except with respect to the Company's payment obligation for any unpaid portion of the Signing Bonus under Section 3.1 hereof, the Company shall have the right and option, exercisable by giving written notice to Executive, to terminate Executive's employment by the Company and this Agreement at any time after the occurrence of any of the following events or contingencies (any such termination being deemed to be a termination "For Cause"):

                  5.4.1 Executive materially breaches, repudiates or otherwise fails to comply with or perform any of the terms of this Agreement or any of the Company's reasonable policies or procedures; provided, however, that Executive has not corrected such breach, repudiation or failure thirty (30) days following written notice specifying such breach, repudiation or failure;

                  5.4.2 Executive materially interferes with the compliance by any other employee of the Company with any of the Company's reasonable policies or procedures, but only if Executive has not corrected such interference thirty
(30) days following written notice thereof;

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                  5.4.3 The  conviction by Executive of a felony or the pleading by Executive of no contest (or similar plea) to a felony other than a crime for which vicarious liability is imposed upon Executive solely by reason of Executive's position with the Company, and not by reason of Executive's conduct which involves moral turpitude or which could potentially result in a material adverse effect on the Company;

                  5.4.4 Any act or omission by Executive constituting fraud, willful misconduct or dishonesty with Executive's employment by the Company, of the theft or misappropriation of assets of the Company; or

                  5.4.5 Executive uses alcohol or drugs to an extent that materially interferes with the performance of his duties hereunder.

                  5.5 No Obligation to Renew. Subject to the obligation to negotiate set forth in Section 5.1, the Company shall have no obligation to renew or extend the Employment Period.

                  5.6 Termination Without Cause. Except with respect to the Company's payment obligation for any unpaid portion of the Signing Bonus under
Section 3.1 hereof, the Company shall have the right and option, exercisable by giving written notice to Executive, to terminate Executive's employment by the Company and this Agreement at any time, in its sole discretion, provided that in such event the Company shall continue to pay the Base Compensation without interruption and in accordance with Section 3.2 of this Agreement through the termination of the Employment Period (without regard to Executive's option to terminate his employment after two (2) years pursuant to Section 1.2 of this Agreement).

                  6.       Noncompetition.

                  6.1 Executive covenants and agrees that during the Employment Period or so long as he is receiving Base Compensation pursuant to Section 5.6 of this Agreement and continuing for a twelve (12) month period thereafter if and only if Executive terminates his employment either (i) after two (2) years pursuant to Section 1.2 of this Agreement or (ii) Executive elects not to extend this Agreement after the completion of the initial four (4) year period (without regard to any extensions) as set forth under Section 1.2 of this Agreement, or
(iii) Executive voluntarily resigns other than pursuant to Section 1.2 of this Agreement, he will not directly (as agent, employee, advisor, director, officer, stockholder, partner or individual proprietor, or as an investor who has made an advance, loan or contributions to capital), compete with the Company or with any wholly owned subsidiaries or affiliated companies, if any, in the Company's business. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the prohibition on competing with the Company contemplated pursuant to this Section 6 shall not include the ownership of any investment security listed on a national securities exchange or traded in the over-the-counter market provided Executive does not participate in the management of such entity.

                  6.2 Executive covenants and agrees that during the Employment Period or so long as he is receiving Base Compensation pursuant to Section 5.6 of this Agreement and

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continuing  for a twelve (12) month period  thereafter  if and only if Executive terminates his employment either (i) after two (2) years pursuant to Section 1.2 of this Agreement or (ii) Executive elects not to extend this Agreement after the completion of the initial four (4) year period (without regard to any extensions) as set forth under Section 1.2 of this Agreement, he will not contact or solicit business that competes directly with the Company's business from persons who, at any time during the Employment Period, were customers of the Company or its wholly owned subsidiaries or affiliated companies, if any, or induce such persons to do business with any person other than the Company or its affiliated companies, if any.

                  7.       Confidentiality.

                  7.1 All information about the business and affairs of the Company which is not generally available to the public including, without limitation, its secrets and information about the business, financial conditions, business practices, prospects, products, technology, know-how and the names of its suppliers, customers and lenders and the nature of its dealings with them constitute "Company Confidential Information."

                  7.2 Executive acknowledges that he will have access to, and knowledge of Company Confidential Information, and that improper use or revelation of same by Executive, whether during or after the termination of his Employment Period by the Company, could cause serious injury to the business of the Company. Accordingly, Executive covenants and agrees that, except as required to perform his duties under this Agreement, or as required by law, he will not, at any time during or after the Employment Period, directly or indirectly, disclose Company Confidential Information to any other person or organization for so long as such Company Confidential Information is not generally known by, or accessible to, the public. Executive further covenants and agrees that he will not use any Company Confidential information for his own benefit or for the benefit of any person or organization other than the Company and its wholly owned subsidiaries and affiliates, if any.

                  8. Injunctive Relief. Executive agrees that the remedies at law for any breach by him of Section 7 of this Agreement will be inadequate and that the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

                  9. Key Person Life Insurance. Executive acknowledges that the Company may be obligated pursuant to contracts with third parties to obtain and maintain term life insurance on Executive's life for the Company's benefit. Executive shall submit to such examinations, provide such information and fill out and sign such forms as may reasonably be required by the insurer selected by the Company.

                  10.      General Provisions.

                  10.1 Governing Law. Any dispute or controversy between the parties relating to or arising out of this Agreement or any amendment or modification hereof, shall be governed by the laws of the State of New York governing contracts made and to be performed wholly within the State of New York.

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                  10.2 Severability.  In the event any provision (or any portion of any provision) of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement (and the remaining portion of any provision held void or unenforceable in part only) shall continue in full force and effect.

                  10.3 Entire Agreement. This Agreement contains the full and complete understanding of the parties and supersedes all prior agreements and understandings among the parties with respect to the entire subject matter hereof.

                  10.4 Waiver of Breach. A waiver of a breach or violation of any term, provision, covenant or condition herein contained must be executed in writing to be effective and shall not be deemed to be a continuing waiver or a waiver of any future or past breach or violation.

                  10.5 Parties in Interest. This Agreement and the benefits hereunder shall be nondelegable or assignable by Executive, shall be binding upon, and inure to the benefit of, Executive (or upon Executive's death, Executive's rights to payments hereunder shall enure to the benefit of Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees). This Agreement may not be assigned by the Company without the prior consent of Executive, and it shall be binding upon and inure to the benefit of the Company and any entity succeeding to all or substantially all of the business assets of the company by merger, consolidation, purchase of assets or otherwise.

                  10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

                  10.7 No Violations. Each party to this Agreement represents that the provisions of this Agreement do not breach or violate any other Agreement, contract or understanding by which such party is legally bound.

                  10.8 Notices. All notices and other communications given or made pursuant to or relating to this Agreement shall be made in writing and shall be either personally delivered, sent by telecopier or mailed by registered or certified mail (postage prepaid, return receipt requested) to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, or when so sent by telecopier, or if so mailed, then three (3) days after being so mailed to the parties at the following addresses (or at such other address for the party as shall be specified by like notice, except that notice of changes of address shall be effective upon receipt):

                           To the Company:   X-ceed, Inc.
                                             488 Madison Avenue
                                             New York, New York  10022


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                           To Executive:     Scott Mednick
                                             7927 Mulholland Drive
                                             Los Angeles, California  90046

                                             With a copy to:
                                             Riordan & McKinzie
                                             300 South Grand Ave., 29th Floor
                                             Los Angeles, California  90071-3155
                                             Attn:  Jeffrey L. Glassman

                  10.9 Attorneys' Fees. In any litigation relating to this Agreement between the parties hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and other reasonable expenses incurred in connection with such litigation.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


X-CEED, INC.                                 /s/ Scott Mednick
                                             SCOTT MEDNICK
By:  /s/ Werner G. Haase
      Werner G. Haase, CEO



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